Exhibit 99.1

Lantheus Reports Second Quarter 2025 Financial Results and Provides Business Update

•
Recorded second quarter 2025 worldwide revenue of $378.0 million, GAAP fully diluted earnings per share of $1.12, adjusted fully diluted earnings per share of $1.57 and free cash flow of $79.1 million
•
Announced FDA acceptance of NDA for new formulation for piflufolastat F 18 PSMA PET imaging agent with a PDUFA date of March 6, 2026
•
Closed acquisition of Life Molecular Imaging in July, immediately expanding near- and long-term growth profile and commercial portfolio with Neuraceq® (florbetaben F 18 injection), a globally approved beta-amyloid targeted radiodiagnostic for Alzheimer's disease; FDA label expansion for Neuraceq in June
•
Board of Directors authorized a program to repurchase up to $400 million of Lantheus common stock, replacing the 12-month program announced in November 2024
•
Provided updated corporate guidance for full year 2025 revenue and adjusted fully diluted earnings per share, reflecting the Life Molecular Imaging acquisition and current business outlook

BEDFORD, Mass., August 6, 2025 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its second quarter ended June 30, 2025.

“In the second quarter and the month thereafter, we completed the acquisitions of both Evergreen Theragnostics and Life Molecular Imaging – key steps in executing our strategy to expand capabilities across the radiopharmaceutical value chain, diversify revenue, including with Neuraceq, and drive future growth. At the same time, we navigated increased competition in the PSMA PET landscape, which impacted PYLARIFY performance. We are taking actions to reinforce PYLARIFY’s clinical differentiation and support the value of our PSMA PET franchise,” said Brian Markison, CEO. “Today, we announced the FDA has accepted our NDA for a new PSMA PET formulation and the Board authorized a new $400 million stock repurchase program, which reflects our confidence in our long-term strategy to deliver value for our business, patients, and shareholders.”

Summary Financial Results

	Three Months Ended June 30,
(in millions, except per share data - unaudited)	2025	2024	% Change
Worldwide revenue	$378.0	$394.1	(4.1%)
GAAP net income	$78.8	$62.1	26.9%
GAAP fully diluted earnings per share	$1.12	$0.88	27.3%
Adjusted net income (non-GAAP)	$110.6	$126.8	(12.8%)
Adjusted fully diluted earnings per share (non-GAAP)	$1.57	$1.80	(12.8%)

Second Quarter 2025

•
Sales of PYLARIFY were $250.6 million, a decrease of 8.3%.
•
Sales of DEFINITY were $83.9 million, an increase of 7.5%.
•
Operating income decreased 14.4% to $88.0 million. Adjusted operating income (non-GAAP) decreased 10.8% to $152.6 million.
•
Fully diluted earnings per share increased 27.3% to $1.12, compared to $0.88 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) decreased 12.8% to $1.57, compared to $1.80 in the prior year period.

•
Net cash provided by operating activities and free cash flow were $87.1 million and $79.1 million, respectively.

Balance Sheet

•
At June 30, 2025, the Company's cash and cash equivalents were $695.6 million, after payment of $276.4 million for the Evergreen Theragnostics, Inc. (“Evergreen”) acquisition, which closed early in the second quarter of 2025, compared to $912.8 million at December 31, 2024.
•
The Company currently has access to up to $750.0 million from a revolving line of credit.

Recent Business Highlights

Business Development Updates

•
In July, the Company announced the completion of the acquisition of Life Molecular Imaging, a global radiopharmaceutical company dedicated to developing and offering novel cutting-edge radiopharmaceuticals that improve early detection and characterization of chronic and life-threatening diseases. Through the transaction, Lantheus acquired Neuraceq, a globally approved beta-amyloid targeted radiodiagnostic for Alzheimer’s disease, as well as an international commercial footprint and infrastructure.
•
In June, the FDA approved an updated label for Neuraceq, expanding the clinical indication to include the use in both diagnostic assessment and identification of appropriate candidates for FDA-approved amyloid-targeting therapies. The expanded label also includes the utilization of quantitative amyloid plaque metrics in conjunction with visual image interpretation and broader use for monitoring of therapy and following progression to Alzheimer's disease.
•
In May, the Company announced an agreement to sell its SPECT business to Illuminated Holdings, Inc., the parent company of SHINE Technologies, LLC (“SHINE”). The transaction allows Lantheus to focus on growing its commercial portfolio of innovative PET radiodiagnostics and microbubbles, while advancing its pipeline of radiopharmaceuticals. The transaction is expected to close by the end of the year, subject to customary closing conditions.
•
In April, the Company announced the completion of the acquisition of Evergreen, a clinical-stage radiopharmaceutical company based in New Jersey. Through the transaction, Lantheus acquired OCTEVY™, a registrational-stage PET imaging agent targeting neuroendocrine tumors, which complements Lantheus’ therapeutic candidate PNT2003, and also acquired a portfolio of clinical and pre-clinical theranostic pairs. The acquisition also advances Lantheus’ capabilities with the addition of Evergreen’s radioligand therapy manufacturing infrastructure, including a revenue-generating CDMO business.

Radiopharmaceutical Pipeline Updates

•
This morning, the Company announced FDA acceptance of a new drug application (“NDA”) for a new formulation of piflufolastat F 18 PSMA PET imaging agent. The new formulation will increase batch size by ~50%, which would allow Lantheus to serve significantly more patients while maintaining the same high standards that have made PYLARIFY the trusted choice for providers.
•
In April, the Company announced that MK-6240, its next-generation tau imaging agent, met its primary endpoints in two pivotal clinical studies assessing the investigational asset’s sensitivity and specificity. The Company plans to submit an NDA to the FDA in the third quarter of 2025.

Other Key Updates

Full Year 2025 Updated Corporate Financial Guidance

	Guidance Issued August 6, 2025	Guidance Issued May 7, 2025
FY 2025 Revenue	$1.475 billion - $1.51 billion	$1.550 billion - $1.585 billion
FY 2025 Adjusted fully diluted EPS	$5.50 - $5.70	$6.60 - $6.70

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of GAAP income per common share to adjusted fully diluted EPS because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Conference Call and Webcast

As previously announced, the Company will host a conference call and webcast on Wednesday, August 6, 2025, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.

A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Sweden and Switzerland, Lantheus has been providing radiopharmaceutical solutions for nearly 70 years. For more information, visit www.lantheus.com.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; adjusted operating income, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2025 and our plans to expand our portfolio of late-stage assets and high potential early-stage candidates, our acquisitions of Evergreen and Life Molecular and our plans to divest our SPECT business to SHINE, and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (iii) the availability of raw materials, key components, and equipment, either used in the production of our products and product candidates, or in the use by healthcare professionals (“HCPs”) of our products and product candidates, including, but not limited to positron emission tomography (“PET”) scanners for PYLARIFY, MK-6240 and NAV-4694; (iv) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to MK-6240 and NAV-4694, and to further develop and commercialize MK-6240 and NAV-4694 as approved products, including the timing for any potential regulatory submissions for these investigational assets; (v) our ability to successfully integrate acquisitions, including of Life Molecular and Evergreen, including the potential for unforeseen expenses related to integration activities, the accuracy of our financial models, the potential for unforeseen liabilities within those businesses, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vi) our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for our new F 18 PSMA PET product candidate, to complete the technology transfer across our PET manufacturing facilities network for such new product candidate, and to obtain adequate coding, coverage and payment, including transitional pass-through payment status, for such new product candidate; (vii) our ability to complete the sale of our single-photon emission computerized tomography (“SPECT”) business to SHINE on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and satisfaction of other closing conditions to consummate the transaction, unforeseen expenses related to the divestiture, and failure to realize the expected benefits of the transaction; (viii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 DOTATOC, which may be used in conjunction with a PET scan to stage and localize gastroenteropancreatic neuroendocrine tumors in adults and children, and approval for PNT2003, and to be successful in the patent litigation associated with PNT2003; (ix) the cost, efforts and timing for clinical development, regulatory approval, adequate coding, coverage and payment and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (x) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products; and (xi) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$378,045	$394,091	$750,809	$764,066
Cost of goods sold	137,034	138,317	272,098	266,446
Gross profit	241,011	255,774	478,711	497,620
Operating expenses
Sales and marketing	41,041	45,035	83,544	90,581
General and administrative	66,515	47,409	123,331	95,304
Research and development	45,489	60,601	81,803	108,625
Total operating expenses	153,045	153,045	288,678	294,510
Gain on sale of assets	—	—	—	6,254
Operating income	87,966	102,729	190,033	209,364
Interest expense	4,917	4,862	9,721	9,721
Investment in equity securities - unrealized (gain) loss	(14,573)	22,537	289	(38,167)
Other income	(6,895)	(9,044)	(21,023)	(17,832)
Income before income taxes	104,517	84,374	201,046	255,642
Income tax expense	25,762	22,301	49,346	62,503
Net income	$78,755	$62,073	$151,700	$193,139
Net income per common share:
Basic	$1.15	$0.89	$2.21	$2.80
Diluted	$1.12	$0.88	$2.14	$2.74
Weighted average common shares outstanding:
Basic	68,516	69,356	68,591	69,056
Diluted	70,312	70,601	70,896	70,364

Lantheus Holdings, Inc.

Consolidated Revenues Analysis

(in thousands, except percent data – unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2025	2024	Change $	Change %	2025	2024	Change $	Change %
PYLARIFY	$250,642	$273,255	$(22,613)	(8.3)%	$508,296	$532,125	$(23,829)	(4.5)%
Other radiopharmaceutical oncology	—	—	—	—%	—	384	(384)	(100.0)%
Total radiopharmaceutical oncology	250,642	273,255	(22,613)	(8.3)%	508,296	532,509	(24,213)	(4.5)%
DEFINITY	83,939	78,100	5,839	7.5%	163,150	154,664	8,486	5.5%
TechneLite	24,982	28,186	(3,204)	(11.4)%	44,693	49,900	(5,207)	(10.4)%
Other precision diagnostics	6,892	5,825	1,067	18.3%	12,333	11,757	576	4.9%
Total precision diagnostics	115,813	112,111	3,702	3.3%	220,176	216,321	3,855	1.8%
Strategic partnerships and other revenue	11,590	8,725	2,865	32.8%	22,337	15,236	7,101	46.6%
Total revenues	$378,045	$394,091	$(16,046)	(4.1)%	$750,809	$764,066	$(13,257)	(1.7)%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and percent data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$78,755	$62,073	$151,700	$193,139
Stock and incentive plan compensation	22,321	18,479	43,519	33,863
Amortization of acquired intangible assets	7,971	10,122	15,987	20,053
Campus consolidation costs	7	(5)	67	14
Contingent consideration fair value adjustments	—	100	—	100
Non-recurring fees	155	—	2,633	—
Gain on sale of assets	—	—	—	(6,254)
Strategic collaboration and license costs	10,000	38,191	15,413	66,191
Investment in equity securities - unrealized (gain) loss(a)	(14,531)	22,537	331	(38,167)
Acquisition, integration and divestiture-related costs	22,921	821	27,672	1,609
Other	1,231	679	(3,221)	1,468
Income tax effect of non-GAAP adjustments(b)	(18,206)	(26,158)	(34,002)	(26,859)
Adjusted net income	$110,624	$126,839	$220,099	$245,157
Adjusted net income, as a percentage of revenues	29.3%	32.2%	29.3%	32.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income per share - diluted	$1.12	$0.88	$2.14	$2.74
Stock and incentive plan compensation	0.32	0.26	0.61	0.48
Amortization of acquired intangible assets	0.11	0.14	0.23	0.28
Campus consolidation costs	0.00	(0.00)	0.00	0.00
Contingent consideration fair value adjustments	—	0.00	—	0.00
Non-recurring fees	0.00	—	0.04	—
Gain on sale of assets	—	—	—	(0.09)
Strategic collaboration and license costs	0.14	0.54	0.22	0.94
Investment in equity securities - unrealized (gain) loss(a)	(0.21)	0.32	0.00	(0.54)
Acquisition, integration and divestiture-related costs	0.33	0.01	0.39	0.02
Other	0.02	0.01	(0.05)	0.02
Income tax effect of non-GAAP adjustments(b)	(0.26)	(0.36)	(0.48)	(0.37)
Adjusted net income per share - diluted(c)	$1.57	$1.80	$3.10	$3.48
Weighted-average common shares outstanding - diluted	70,312	70,601	70,896	70,364

(a)
Non-GAAP amount excludes a gain of $42 from the change in value of other assets for the three and six months ended June 30, 2025.
(b)
The income tax effect of the adjustments between GAAP net income and adjusted net income (non-GAAP) takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.
(c)
Amounts may not add due to rounding.

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(in thousands, except per share and percent data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating income	$87,966	$102,729	$190,033	$209,364
Stock and incentive plan compensation	22,321	18,479	43,519	33,863
Amortization of acquired intangible assets	7,971	10,122	15,987	20,053
Campus consolidation costs	7	(5)	67	14
Contingent consideration fair value adjustments	—	100	—	100
Non-recurring fees	155	—	2,633	—
Gain on sale of assets	—	—	—	(6,254)
Strategic collaboration and license costs	10,000	38,191	15,413	66,191
Acquisition, integration and divestiture-related costs	22,921	821	27,672	1,609
Other	1,231	679	1,506	1,468
Adjusted operating income	$152,572	$171,116	$296,830	$326,408
Adjusted operating income, as a percentage of revenues	40.4%	43.4%	39.5%	42.7%

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$87,106	$84,720	$194,669	$211,958
Capital expenditures	(7,961)	(11,175)	(16,679)	(19,448)
Free cash flow	$79,145	$73,545	$177,990	$192,510

Net cash used in investing activities	$(232,472)	$(45,086)	$(296,190)	$(151,615)
Net cash (used in) provided by financing activities	$(98,413)	$99	$(116,632)	$(16,746)

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$695,572	$912,814
Accounts receivable, net	336,579	321,258
Inventory	62,157	68,025
Other current assets	34,093	24,536
Assets held for sale	73,415	—
Total current assets	1,201,816	1,326,633
Investment in equity securities	45,068	39,489
Property, plant and equipment, net	157,726	176,798
Intangibles, net	359,946	161,761
Goodwill	176,869	61,189
Deferred tax assets, net	138,262	170,233
Other long-term assets	36,390	44,237
Total assets	$2,116,077	$1,980,340
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and other borrowings	$796	$974
Accounts payable	40,891	34,560
Accrued expenses and other liabilities	208,600	204,992
Liabilities held for sale	29,845	—
Total current liabilities	280,132	240,526
Asset retirement obligations	136	23,344
Long-term debt and other borrowings, net of current portion	566,847	565,279
Other long-term liabilities	102,179	63,180
Total liabilities	949,294	892,329
Total stockholders’ equity	1,166,783	1,088,011
Total liabilities and stockholders’ equity	$2,116,077	$1,980,340

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Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com